EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-8 No. 333-162956)

•	Registration Statement (Form S-4 No. 333-163509)

•	Registration Statement (Form S-8 No. 333-165454)

•	Registration Statement (Form S-8 No. 333-179699)

•	Registration Statement (Form S-8 No. 333-190267)

•	Registration Statement (Form S-8 No. 333-219984)

•	Registration Statement (Form S-3 No. 333-221127)

of our reports dated February 21, 2020 with respect to the consolidated financial statements and schedule of Stanley Black & Decker, Inc. and the effectiveness of internal control over financial reporting of Stanley Black & Decker, Inc. included in this Annual Report (Form 10-K) of Stanley Black & Decker, Inc. for the year ended December 28, 2019.

/s/ Ernst & Young, LLP

Hartford, Connecticut
February 21, 2020